EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Second Quarter Earnings
Quarterly Dividend Increased 33% to $0.20 per share

NORWOOD, Mass., July 25, 2018--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $6.5 million, or $0.26 per diluted share, for the second quarter of 2018 compared to net income of $6.6 million, or $0.27 per diluted share, for the first quarter of 2018 and net income of $3.9 million, or $0.16 per diluted share, for the second quarter of 2017. Net income on a non-GAAP basis was $6.1 million, or $0.25 per diluted share, for the second quarter of 2018 compared to net income on a non-GAAP basis of $5.9 million, or $0.24 per diluted share, for the first quarter of 2018 and net income on a non-GAAP basis of $3.3 million, or $0.14 per diluted share, for the second quarter of 2017 (see page 14 for a reconciliation of GAAP to non-GAAP measures).

For the six months ended June 30, 2018, net income was $13.0 million, or $0.52 per diluted share, compared to net income of $11.4 million, or $0.47 per diluted share for the six months ended June 30, 2017. Net income on a non-GAAP basis was $12.1 million, or $0.48 per diluted share, for the first six months of 2018 compared to net income on a non-GAAP basis of $5.9 million, or $0.25 per diluted share for the first six months of 2017 (see page 15 for a reconciliation of GAAP to non-GAAP measures).

The Company also announced that its Board of Directors voted to increase the regular quarterly cash dividend to $0.20 per share from $0.15 per share. The dividend will be payable on August 22, 2018 to stockholders of record as of August 8, 2018.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "The second quarter results continue to demonstrate the significant and ongoing progress we have made as the Bank reaches its four year anniversary as a public company. Our asset sensitive interest rate risk position has allowed us to absorb increases in deposit costs and still grow net interest margin over 20 basis points from the second quarter of 2017. In addition, since the second quarter of last year our core return on assets has increased over 70% to above 90 basis points while our focus on expense management has contributed to further improvement in our efficiency ratio, which has fallen to 62% excluding nonrecurring gains. Our business units continue to perform well in a highly competitive marketplace. Mortgage banking generated originations higher than a year ago and mortgage banking revenue exceeded $1 million in the second quarter. Commercial business loans grew 8% from the end of the first quarter and 18% from a year ago as we strive to create more balance with our strong commercial real estate lending business, while on the consumer banking side we have positioned our core funding capabilities to meet our quality growth operating strategy."

Parent continued, "Our capital deployment efforts continued with today's announcement of another increase to our quarterly dividend. In the current environment, banks must be flexible and able to adjust to rapidly changing industry and economic conditions. We are all proud of the franchise we have built and as we move forward in this environment, we feel that our franchise will continue to create incremental value for our shareholders."

BALANCE SHEET
Compared to March 31, 2018, total assets grew $72 million, or 3%, to $2.7 billion at June 30, 2018. The increase was mainly driven by a $57 million, or 3%, increase in loans to $2.3 billion at June 30, 2018. By category, the growth was due to a $52 million, or 5%, increase in residential mortgage loans, a $20 million, or 8%, increase in commercial business loans, and a $15 million, or 21%, increase in construction loans. These increases were partially offset by a $24 million, or 3% decrease in commercial real estate loans reflecting paydowns and very competitive market conditions.

Compared to June 30, 2017, total assets increased $227 million, or 9%. Loans drove the growth in total assets from June 30, 2017, increasing $196 million, or 9%. By category, the increase from June 30, 2017 was due to residential mortgage loans, which were up $95 million, or 11%; commercial real estate loans, which were up $68 million, or 9%; and commercial business loans, which were up $41 million, or 18%. Residential mortgage originations were $167 million in the second quarter of 2018 compared to $139 million in the second quarter of 2017 while commercial loans (real estate and non-real estate combined)

added to the balance sheet were $97 million in the second quarter of 2018 compared to $137 million in the second quarter of 2017. The decline is due to a lower level of commercial real estate originations, partially offset by an increase in commercial business loan originations. The commercial real estate decline reflects a noticeable pick-up in competition with respect to loan terms and pricing during the first half of 2018.

Compared to March 31, 2018, deposits grew $34 million, or 2%, to $2.1 billion at June 30, 2018. The growth from the end of the first quarter was driven by a $38 million increase in total brokered deposits and a $21 million increase in certificates of deposit. These increases were partially offset by small declines in the other deposit account categories. In addition to the growth in deposits, short-term borrowings were up $45 million, or 69%, from March 31, 2018 while long-term debt fell $15 million, or 14%.

Compared to June 30, 2017, deposits grew $147 million, or 7%, and included growth in all customer segments (consumer, small business, commercial and municipal). By category, the growth came from certificates of deposit, which were up $163 million, total brokered deposits, which were up $47 million, and NOW and demand deposits, which were up $16 million. These increases were partially offset by a $46 million decline in money market deposits and a $33 million decline in regular savings deposits. Short-term borrowings increased $110 million from a year ago while long-term debt declined $40 million.

Stockholders’ equity was $400 million at June 30, 2018 compared to $395 million at March 31, 2018 and $397 million at June 30, 2017. The increases in both periods mainly reflect net income and share based compensation, partially offset by the payment of dividends.

NET INTEREST AND DIVIDEND INCOME
Reported net interest and dividend income was $19.0 million in the second quarter of 2018, up $624,000, or 3%, from the first quarter of 2018 and up $2.6 million, or 16%, from the second quarter of 2017. Reported net interest margin was 2.98% in the second quarter of 2018, up from 2.91% in the first quarter of 2018 and from 2.75% in the second quarter of 2017.

Net interest and dividend income on a fully taxable equivalent basis (FTE), a Non-GAAP measure, was also $19.0 million in the second quarter of 2018, up $626,000, or 3%, from $18.4 million in the first quarter of 2018, and up $2.5 million, from $16.5 million or 15%, from the second quarter of 2017. Net interest margin on a fully taxable equivalent basis (FTE), a Non-GAAP measure, was 2.99% in the second quarter of 2018 compared to 2.92% in the first quarter of 2018 and 2.76% in the second quarter of 2017. Purchase accounting accretion added $171,000, $200,000 and $181,000 to net interest and dividend income in the second quarter of 2018, first quarter of 2018, and second quarter of 2017, respectively. Purchase accounting accretion also added 3 basis points to net interest margin in all three quarters.

Net interest and dividend income (FTE) and net interest margin (FTE) benefited in both quarterly comparisons from higher floating rate loan yields related to the interest rate increases announced by the Federal Reserve Bank. There have been seven rate increases announced by the Fed since December 2015 totaling 175 basis points. The Company has maintained and continues to maintain an asset sensitive interest rate risk position, which has resulted in earning asset yields increasing at a faster pace than interest bearing liability costs. In addition, the improvement in net interest and dividend income (FTE) from the second quarter of 2017 was helped by loan growth. Average loans increased $163 million, or 8%, from the second quarter of 2017 due to higher levels of commercial real estate loans and residential mortgages.

NONINTEREST INCOME
Noninterest income was $3.6 million in the second quarter of 2018, down 266,000, or 7%, from the first quarter of 2018. The decline was due to the absence of a first quarter securities gain of $653,000, the absence of a first quarter gain of $271,000 from the sale of premises and equipment and a decline of $169,000 in miscellaneous income mainly reflecting lower income on Small Business Investment Company ("SBIC") investments. Partially offsetting these declines in the second quarter was a $452,000 unrealized gain on equity securities compared to an unrealized loss of $69,000 recorded in the first quarter and a $293,000, or 40%, increase in mortgage banking income. The Company also had increases of $67,000, or 19%, in deposit account fees and $63,000, or 16%, in interchange and ATM fees reflecting higher transaction volumes and pricing changes.

Compared to the second quarter of 2017, noninterest income declined $878,000, or 19%. This was mainly due to a $1.2 million decline in loan level derivative income, which is related to a lower volume of new commercial loan customer back-to-back interest rate swap contracts. The amount of revenue in the loan level derivative income category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter. Also contributing to the decline was the absence of a $928,000 gain recognized in the second quarter of last year on the sale of the Company's remaining available-for-sale debt securities portfolio. Partially offsetting the declines were an $866,000 increase in miscellaneous income due primarily to SBIC investments, a $452,000 unrealized gain on equity securities recognized in the second quarter of 2018, and increases of $81,000 in deposit account fees and $66,000 in interchange and ATM fees.

NONINTEREST EXPENSE
Noninterest expense was $13.7 million in the second quarter of 2018, down $180,000, or 1%, from the first quarter of 2018. Several categories of expenses had declines from last quarter and these declines were partially offset by an increase in advertising expense, which was at a low level in the first quarter. Compared to the second quarter of 2017, noninterest expense increased $325,000, or 2%. The increase was mainly driven by higher salaries and benefits expense which was up $600,000, or 8%. The growth in salaries and benefits expense was due, in part, to an increase in full time equivalent employees to 245 at June 30, 2018 from 230 at June 30, 2017 as well as merit increases.

INCOME TAXES
The effective income tax rate was 26.8% in the second quarter of 2018 and 25.6% in the first quarter of 2018. This is down from 39.9% in the second quarter of 2017. The lower effective tax rates in 2018 are mainly due to the Tax Act, which was enacted on December 22, 2017 and provided for a reduction in the federal corporate income tax rate from 35% to 21% effective January 1, 2018.

ASSET QUALITY
The provision for loan losses reflects management’s assessment of risks inherent in the loan portfolio. The provision for loan losses was $101,000 in the second quarter of 2018 compared to a credit of $460,000 in the first quarter of 2018 and a provision of $1.1 million in the second quarter of 2017. The decline in the provision from 2017 reflects lower loan growth in 2018 coupled with the impact of the Company's continued migration from the use of historical loss rates based on national FDIC data to loss rates based on the Company's own experience.

The allowance for loan losses as a percentage of total loans was 0.89% at June 30, 2018 compared to 0.92% at March 31, 2018 and 0.97% at June 30, 2017. The Company had net loan charge-offs of $161,000 in the second quarter of 2018 compared to $232,000 in the first quarter of 2018 and $76,000 in the second quarter of 2017.

Nonperforming assets were $13.9 million at June 30, 2018 compared to $13.3 million at March 31, 2018 and $12.8 million at June 30, 2017. Nonperforming assets as a percentage of total assets were 0.51% at June 30, 2018 compared to 0.50% at March 31, 2018 and 0.51% at June 30, 2017.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.7 billion at June 30, 2018 and operates 11 retail branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 145 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited; dollars in thousands)				% Change
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018 vs. March 31, 2018	June 30, 2018 vs. June 30, 2017
Assets
Cash and due from banks	$17,566	$18,194	$17,292	(3.5)%	1.6%
Short term investments	34,383	26,878	33,819	27.9%	1.7%
Total cash and cash equivalents	51,949	45,072	51,111	15.3%	1.6%
Equity securities, at fair value	5,331	9,651	—	(44.8)%	—%
Securities available-for-sale, at fair value	—	—	10,437	—%	(100.0)%
Securities held-to-maturity, at amortized cost	303,137	304,036	283,672	(0.3)%	6.9%
Federal Home Loan Bank stock, at cost	14,375	10,730	11,943	34.0%	20.4%
Loans held for sale	10,005	5,865	6,789	70.6%	47.4%
Loans:
1-4 family residential	989,598	938,030	895,015	5.5%	10.6%
Home equity	72,813	75,737	84,615	(3.9)%	(13.9)%
Commercial real estate	824,541	849,040	756,093	(2.9)%	9.1%
Construction	88,132	73,113	78,062	20.5%	12.9%
Total real estate loans	1,975,084	1,935,920	1,813,785	2.0%	8.9%
Commercial business	268,435	248,521	227,262	8.0%	18.1%
Consumer	18,352	20,034	25,047	(8.4)%	(26.7)%
Total loans	2,261,871	2,204,475	2,066,094	2.6%	9.5%
Allowance for loan losses	(20,125)	(20,185)	(19,917)	(0.3)%	1.0%
Loans, net	2,241,746	2,184,290	2,046,177	2.6%	9.6%
Premises and equipment, net	20,192	20,685	22,004	(2.4)%	(8.2)%
Other real estate owned	3,649	3,649	202	—%	NM
Accrued interest receivable	6,531	6,120	5,362	6.7%	21.8%
Goodwill and core deposit intangible	9,438	9,566	10,091	(1.3)%	(6.5)%
Net deferred tax asset	6,480	5,197	8,184	24.7%	(20.8)%
Bank-owned life insurance	33,610	33,354	32,533	0.8%	3.3%
Other assets	34,719	30,936	25,404	12.2%	36.7%
Total assets	$2,741,162	$2,669,151	$2,513,909	2.7%	9.0%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$375,934	$382,406	$359,877	(1.7)%	4.5%
Regular savings	213,205	216,894	246,484	(1.7)%	(13.5)%
Money market	628,718	643,336	674,593	(2.3)%	(6.8)%
Certificates of deposit	525,587	504,996	362,261	4.1%	45.1%
Brokered money market	85,951	90,369	44,728	(4.9)%	92.2%
Brokered certificates of deposit	282,672	239,837	277,320	17.9%	1.9%
Total deposits	2,112,067	2,077,838	1,965,263	1.6%	7.5%
Short-term borrowings	110,000	65,000	—	69.2%	NM
Long-term debt	90,000	105,000	130,000	(14.3)%	(30.8)%
Other liabilities	28,850	25,869	21,328	11.5%	35.3%
Total liabilities	2,340,917	2,273,707	2,116,591	3.0%	10.6%
Common stock	268	268	268	—%	—%
Additional paid-in capital	258,225	256,470	252,495	0.7%	2.3%
Unearned compensation- ESOP	(19,357)	(19,547)	(20,117)	(1.0)%	(3.8)%
Retained earnings	162,948	160,124	166,033	1.8%	(1.9)%
Accumulated other comprehensive loss	(1,839)	(1,871)	(1,361)	(1.7)%	35.1%
Total stockholders' equity	400,245	395,444	397,318	1.2%	0.7%
Total liabilities and stockholders' equity	$2,741,162	$2,669,151	$2,513,909	2.7%	9.0%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited; dollars in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Assets
Cash and due from banks	$17,566	$18,194	$16,149	$16,171	$17,292
Short term investments	34,383	26,878	30,018	22,192	33,819
Total cash and cash equivalents	51,949	45,072	46,167	38,363	51,111
Equity securities, at fair value	5,331	9,651	—	—	—
Securities available for sale, at fair value	—	—	9,720	9,943	10,437
Securities held-to-maturity, at amortized cost	303,137	304,036	303,716	302,833	283,672
Federal Home Loan Bank stock, at cost	14,375	10,730	12,105	9,410	11,943
Loans held for sale	10,005	5,865	8,992	12,268	6,789
Loans:
1-4 family residential	989,598	938,030	926,117	905,585	895,015
Home equity	72,813	75,737	81,358	77,819	84,615
Commercial real estate	824,541	849,040	833,978	751,209	756,093
Construction	88,132	73,113	90,712	88,979	78,062
Total real estate loans	1,975,084	1,935,920	1,932,165	1,823,592	1,813,785
Commercial business	268,435	248,521	253,001	240,801	227,262
Consumer	18,352	20,034	21,858	23,142	25,047
Total loans	2,261,871	2,204,475	2,207,024	2,087,535	2,066,094
Allowance for loan losses	(20,125)	(20,185)	(20,877)	(20,248)	(19,917)
Loans, net	2,241,746	2,184,290	2,186,147	2,067,287	2,046,177
Premises and equipment, net	20,192	20,685	21,573	21,850	22,004
Other real estate owned	3,649	3,649	—	202	202
Accrued interest receivable	6,531	6,120	6,438	5,802	5,362
Goodwill and core deposit intangible	9,438	9,566	9,717	9,892	10,091
Net deferred tax asset	6,480	5,197	6,000	9,295	8,184
Bank-owned life insurance	33,610	33,354	33,078	32,800	32,533
Other assets	34,719	30,936	24,867	25,471	25,404
Total assets	$2,741,162	$2,669,151	$2,668,520	$2,545,416	$2,513,909
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$375,934	$382,406	$381,316	$376,864	$359,877
Regular savings	213,205	216,894	221,004	244,662	246,484
Money market	628,718	643,336	646,603	666,388	674,593
Certificates of deposit	525,587	504,996	448,382	420,765	362,261
Brokered money market	85,951	90,369	92,798	41,768	44,728
Brokered certificates of deposit	282,672	239,837	249,766	235,106	277,320
Total deposits	2,112,067	2,077,838	2,039,869	1,985,553	1,965,263
Short-term borrowings	110,000	65,000	100,000	20,000	—
Long-term debt	90,000	105,000	105,000	110,000	130,000
Other liabilities	28,850	25,869	25,845	30,829	21,328
Total liabilities	2,340,917	2,273,707	2,270,714	2,146,382	2,116,591
Common stock	268	268	268	268	268
Additional paid-in capital	258,225	256,470	254,750	254,025	252,495
Unearned compensation- ESOP	(19,357)	(19,547)	(19,737)	(19,927)	(20,117)
Retained earnings	162,948	160,124	163,978	166,282	166,033
Accumulated other comprehensive loss	(1,839)	(1,871)	(1,453)	(1,614)	(1,361)
Total stockholders' equity	400,245	395,444	397,806	399,034	397,318
Total liabilities and stockholders' equity	$2,741,162	$2,669,151	$2,668,520	$2,545,416	$2,513,909

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited; dollars in thousands, except share data)	Quarters Ended			% Change
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018 vs. March 31, 2018	June 30, 2018 vs. June 30, 2017
Interest and fees on loans	$23,081	$21,809	$18,715	5.8%	23.3%
Interest on securities	1,809	1,857	1,572	(2.6)%	15.1%
Dividends	195	204	193	(4.4)%	1.0%
Other	62	78	94	(20.5)%	(34.0)%
Total interest and dividend income	25,147	23,948	20,574	5.0%	22.2%
Interest on deposits	5,252	4,775	3,523	10.0%	49.1%
Interest on borrowings	912	814	643	12.0%	41.8%
Total interest expense	6,164	5,589	4,166	10.3%	48.0%
Net interest and dividend income	18,983	18,359	16,408	3.4%	15.7%
Provision (credit) for loan losses	101	(460)	1,118	(122.0)%	(91.0)%
Net interest and dividend income, after provision for loan losses	18,882	18,819	15,290	0.3%	23.5%
Deposit account fees	422	355	341	18.9%	23.8%
Interchange and ATM fees	454	391	388	16.1%	17.0%
Mortgage banking	1,033	740	1,219	39.6%	(15.3)%
Loan level derivative fee income	143	240	1,367	(40.4)%	(89.5)%
Unrealized gains (losses) on equity securities	452	(69)	—	(755.1)%	NM
Realized securities gains (losses), net	—	—	928	NM	(100.0)%
Gain on exchange of investment in Northeast Retirement Services	—	653	—	(100.0)%	NM
Bank-owned life insurance income	256	276	261	(7.2)%	(1.9)%
Gain on sale of premises and equipment	—	271	—	(100.0)%	NM
Miscellaneous	872	1,041	6	(16.2)%	14,433.3%
Total noninterest income	3,632	3,898	4,510	(6.8)%	(19.5)%
Salaries and employee benefits	8,264	8,382	7,664	(1.4)%	7.8%
Occupancy and equipment	2,050	2,083	2,030	(1.6)%	1.0%
Data processing	1,054	1,044	1,022	1.0%	3.1%
Professional fees	450	453	526	(0.7)%	(14.4)%
Advertising	499	304	489	64.1%	2.0%
FDIC deposit insurance	230	233	223	(1.3)%	3.1%
Directors' fees	362	409	428	(11.5)%	(15.4)%
Amortization of core deposit intangible	127	151	222	(15.9)%	(42.8)%
Other general and administrative	655	812	762	(19.3)%	(14.0)%
Total noninterest expense	13,691	13,871	13,366	(1.3)%	2.4%
Income before income taxes	8,823	8,846	6,434	(0.3)%	37.1%
Provision for income taxes	2,366	2,263	2,566	4.6%	(7.8)%
Net income	$6,457	$6,583	$3,868	(1.9)%	66.9%

Earnings per common share:
Basic	$0.27	$0.27	$0.16
Diluted	$0.26	$0.27	$0.16
Weighted average shares outstanding:
Basic	24,230,098	24,172,237	23,952,443
Diluted	24,991,958	24,827,850	24,346,553
Regular dividends declared per share	$0.15	$0.15	$0.05
Special dividends declared per share	$—	$0.30	$0.20

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Unaudited; dollars in thousands, except share data)	Year to Date
	June 30, 2018	June 30, 2017	% Change
Interest and fees on loans	$44,890	$36,097	24.4%
Interest on securities	3,666	3,782	(3.1)%
Dividends	399	350	14.0%
Other	140	126	11.1%
Total interest and dividend income	49,095	40,355	21.7%
Interest on deposits	10,027	6,777	48.0%
Interest on borrowings	1,726	1,289	33.9%
Total interest expense	11,753	8,066	45.7%
Net interest and dividend income	37,342	32,289	15.6%
Provision (credit) for loan losses	(359)	1,175	(130.6)%
Net interest and dividend income, after provision for loan losses	37,701	31,114	21.2%
Deposit account fees	777	661	17.5%
Interchange and ATM fees	845	736	14.8%
Mortgage banking	1,773	1,959	(9.5)%
Loan level derivative fee income	383	1,531	(75.0)%
Unrealized gains on equity securities	383	—	NM
Realized securities gains (losses), net	—	(94)	(100.0)%
Gain on exchange of investment in Northeast Retirement Services	653	5,947	(89.0)%
Bank-owned life insurance income	532	518	2.7%
Gain on sale of premises and equipment	271	—	NM
Miscellaneous	1,913	68	2,713.2%
Total noninterest income	7,530	11,326	(33.5)%
Salaries and employee benefits	16,646	15,227	9.3%
Occupancy and equipment	4,133	4,145	(0.3)%
Data processing	2,098	2,066	1.5%
Professional fees	903	1,395	(35.3)%
Advertising	803	856	(6.2)%
FDIC deposit insurance	463	435	6.4%
Directors' fees	771	802	(3.9)%
Amortization of core deposit intangible	278	469	(40.7)%
Other general and administrative	1,467	1,371	7.0%
Total noninterest expense	27,562	26,766	3.0%
Income before income taxes	17,669	15,674	12.7%
Provision for income taxes	4,629	4,319	7.2%
Net income	$13,040	$11,355	14.8%

Earnings per common share:
Basic	$0.54	$0.47
Diluted	$0.52	$0.47
Weighted average shares outstanding:
Basic	24,201,328	23,932,044
Diluted	24,910,065	24,311,222

Regular dividends declared per share	$0.30	$0.10
Special dividends declared per share	$0.30	$0.20

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited; dollars in thousands, except share data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Interest and fees on loans	$23,081	$21,809	$20,883	$19,721	$18,715
Interest on securities	1,809	1,857	1,763	1,565	1,572
Dividends	195	204	189	194	193
Other	62	78	40	65	94
Total interest and dividend income	25,147	23,948	22,875	21,545	20,574
Interest on deposits	5,252	4,775	4,349	4,089	3,523
Interest on borrowings	912	814	732	502	643
Total interest expense	6,164	5,589	5,081	4,591	4,166
Net interest and dividend income	18,983	18,359	17,794	16,954	16,408
Provision (credit) for loan losses	101	(460)	681	242	1,118
Net interest and dividend income, after provision for loan losses	18,882	18,819	17,113	16,712	15,290
Deposit account fees	422	355	372	385	341
Interchange and ATM fees	454	391	418	455	388
Mortgage banking	1,033	740	552	1,146	1,219
Loss on sale of purchased home equity portfolio	—	—	—	(118)	—
Loan level derivative fee income	143	240	1,105	156	1,367
Unrealized gains (losses) on equity securities	452	(69)	—	—	—
Realized securities gains (losses), net	—	—	—	—	928
Gain on exchange of investment in Northeast Retirement Services	—	653	—	—	—
Bank-owned life insurance income	256	276	277	268	261
Gain on sale of property plant and equipment	—	271	—	—	—
Miscellaneous	872	1,041	206	534	6
Total noninterest income	3,632	3,898	2,930	2,826	4,510
Salaries and employee benefits	8,264	8,382	7,755	7,979	7,664
Pension settlement charges	—	—	317	—	—
Occupancy and equipment	2,050	2,083	2,224	2,024	2,030
Data processing	1,054	1,044	1,067	1,016	1,022
Professional fees	450	453	540	340	526
Advertising	499	304	503	563	489
FDIC deposit insurance	230	233	220	226	223
Directors' fees	362	409	382	382	428
Amortization of core deposit intangible	127	151	175	199	222
Other general and administrative	655	812	1,002	626	762
Total noninterest expense	13,691	13,871	14,185	13,355	13,366
Income before income taxes	8,823	8,846	5,858	6,183	6,434
Provision for income taxes	2,366	2,263	4,565	2,342	2,566
Net income	$6,457	$6,583	$1,293	$3,841	$3,868

Earnings per common share:
Basic	$0.27	$0.27	$0.05	$0.16	$0.16
Diluted	$0.26	$0.27	$0.05	$0.16	$0.16
Weighted average shares outstanding:
Basic	24,230,098	24,172,237	24,104,329	23,973,116	23,952,443
Diluted	24,991,958	24,827,850	24,795,366	24,510,092	24,346,553
Regular dividends declared per share	$0.15	$0.15	$0.15	$0.15	$0.05
Special dividends declared per share	$—	$0.30	$—	$—	$0.20

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Quarters Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,209,618	$23,115	4.20%	$2,207,895	$21,841	4.01%	$2,046,288	$18,770	3.68%
Securities (1)	311,183	1,832	2.36	313,212	1,902	2.46	309,909	1,621	2.10
Other interest earning assets and FHLB stock	28,181	234	3.33	33,533	237	2.87	36,768	243	2.65
Total interest-earning assets	2,548,982	25,181	3.96%	2,554,640	23,980	3.81%	2,392,965	20,634	3.46%
Non-interest-earning assets	103,295			96,629			102,750
Total assets	$2,652,277			$2,651,269			$2,495,715

Interest-bearing liabilities
NOW	$160,194	$16	0.04%	$157,582	$16	0.04%	$150,711	$17	0.05%
Regular savings	214,116	156	0.29	219,834	165	0.30	255,255	208	0.33
Money market	721,329	2,066	1.15	742,035	1,972	1.08	688,600	1,669	0.97
Certificates of deposit	725,904	3,014	1.67	694,526	2,622	1.53	573,997	1,629	1.14
Total interest-bearing deposits	1,821,543	5,252	1.16	1,813,977	4,775	1.07	1,668,563	3,523	0.85
Borrowings	197,429	912	1.85	202,944	814	1.63	204,786	643	1.26
Total interest-bearing liabilities	2,018,972	6,164	1.22%	2,016,921	5,589	1.12%	1,873,349	4,166	0.89%
Non-interest-bearing deposits	207,888			208,561			189,180
Other non-interest-bearing liabilities	25,349			26,063			33,664
Total liabilities	2,252,209			2,251,545			2,096,193
Stockholders' equity	400,068			399,724			399,522
Total liabilities and stockholders' equity	$2,652,277			$2,651,269			$2,495,715

Net interest and dividend income (FTE)		19,017			18,391			16,468
Less: FTE adjustment		(34)			(32)			(60)
Net interest and dividend income (GAAP)		$18,983			$18,359			$16,408

Net interest rate spread (FTE)			2.74%			2.69%			2.57%
Net interest margin (FTE)			2.99%			2.92%			2.76%
Total deposit cost			1.04%			0.96%			0.76%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% for the three months ended June 30 and March 31, 2018. A statutory rate of 35% was used in the second quarter of 2017.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Year to Date
	June 30, 2018			June 30, 2017
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,208,761	$44,956	4.10%	$2,002,710	$36,206	3.65%
Securities (1)	312,192	3,734	2.41	352,212	3,861	2.21
Other interest earning assets and FHLB stock	30,842	471	3.08	34,318	414	2.43
Total interest-earning assets	2,551,795	49,161	3.88%	2,389,240	40,481	3.42%
Non-interest-earning assets	99,981			99,698
Total assets	$2,651,776			$2,488,938

Interest-bearing liabilities
NOW	$158,896	$32	0.04%	$148,068	$33	0.04%
Regular savings	216,959	321	0.30	258,896	426	0.33
Money market	731,625	4,038	1.11	670,980	3,188	0.96
Certificates of deposit	710,301	5,636	1.60	570,837	3,130	1.11
Total interest-bearing deposits	1,817,781	10,027	1.11	1,648,781	6,777	0.83
Borrowings	200,171	1,726	1.74	230,500	1,289	1.13
Total interest-bearing liabilities	2,017,952	11,753	1.17%	1,879,281	8,066	0.87%
Non-interest-bearing deposits	208,223			186,366
Other non-interest-bearing liabilities	25,704			27,385
Total liabilities	2,251,879			2,093,032
Stockholders' equity	399,897			395,906
Total liabilities and stockholders' equity	$2,651,776			$2,488,938

Net interest and dividend income (FTE)		37,408			32,415
Less: FTE adjustment		(66)			(126)
Net interest and dividend income (GAAP)		$37,342			$32,289

Net interest rate spread (FTE)			2.71%			2.55%
Net interest margin (FTE)			2.96%			2.74%
Total deposit cost			1.00%			0.74%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% in 2018. A statutory rate of 35% was used in 2017.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited; dollars in thousands)	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Interest-earning assets
Total loans	$2,209,618	$2,207,895	$2,178,388	$2,096,034	$2,046,288
Securities	311,183	313,212	312,313	301,484	309,909
Other interest earning assets and FHLB stock	28,181	33,533	28,842	32,051	36,768
Total interest-earning assets	2,548,982	2,554,640	2,519,543	2,429,569	2,392,965
Non-interest-earning assets	103,295	96,629	96,781	101,188	102,750
Total assets	$2,652,277	$2,651,269	$2,616,324	$2,530,757	$2,495,715

Interest-bearing liabilities
NOW	$160,194	$157,582	$160,371	$153,224	$150,711
Regular savings	214,116	219,834	235,864	243,680	255,255
Money market	721,329	742,035	718,489	708,748	688,600
Certificates of deposit	725,904	694,526	653,573	653,339	573,997
Total interest-bearing deposits	1,821,543	1,813,977	1,768,297	1,758,991	1,668,563
Borrowings	197,429	202,944	202,255	133,788	204,786
Total interest-bearing liabilities	2,018,972	2,016,921	1,970,552	1,892,779	1,873,349
Non-interest-bearing deposits	207,888	208,561	220,167	213,459	189,180
Other non-interest-bearing liabilities	25,349	26,063	23,602	23,603	33,664
Total liabilities	2,252,209	2,251,545	2,214,321	2,129,841	2,096,193
Stockholders' equity	400,068	399,724	402,003	400,916	399,522
Total liabilities and stockholders' equity	$2,652,277	$2,651,269	$2,616,324	$2,530,757	$2,495,715

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited)	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Interest-earning assets
Total loans (1)	4.20%	4.01%	3.81%	3.74%	3.68%
Securities (1)	2.36%	2.46%	2.33%	2.12%	2.10%
Other interest earning assets and FHLB stock	3.33%	2.87%	2.15%	2.66%	2.65%
Total interest-earning assets	3.96%	3.81%	3.61%	3.53%	3.46%

Interest-bearing liabilities
NOW	0.04%	0.04%	0.04%	0.04%	0.05%
Regular savings	0.29%	0.30%	0.31%	0.31%	0.33%
Money market	1.15%	1.08%	1.01%	0.99%	0.97%
Certificates of deposit	1.67%	1.53%	1.41%	1.28%	1.14%
Total interest-bearing deposits	1.16%	1.07%	0.98%	0.92%	0.85%
Borrowings	1.85%	1.63%	1.44%	1.49%	1.26%
Total interest-bearing liabilities	1.22%	1.12%	1.02%	0.96%	0.89%

Net interest rate spread (FTE) (1)	2.74%	2.69%	2.59%	2.57%	2.57%
Net interest margin (FTE) (1)	2.99%	2.92%	2.81%	2.78%	2.76%
Total deposit cost	1.04%	0.96%	0.87%	0.82%	0.76%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% for the three months ended June 30, 2018 and March 31, 2018. A statutory rate of 35% was used in 2017.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Quarter Ended
	June 30, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$8,823	$2,366	$6,457	$0.26
Less unrealized gain on equity securities	(452)	(121)	(331)	(0.01)
Non-GAAP basis	$8,371	$2,245	$6,126	$0.25
	Quarter Ended
	March 31, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$8,846	$2,263	$6,583	$0.27
Add unrealized loss on equity securities	69	18	51	—
Less gain on exchange of investment in Northeast Retirement Service	(653)	(169)	(484)	(0.02)
Less gain on sale of premises and equipment	(271)	(70)	(201)	(0.01)
Non-GAAP basis	$7,991	$2,042	$5,949	$0.24
	Quarter Ended
	December 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$5,858	$4,565	$1,293	$0.05
Add pension settlement charges	317	129	188	0.01
Add impact of tax reform on deferred tax asset valuation	—	(2,500)	2,500	0.10
Non-GAAP basis	$6,175	$2,194	$3,981	$0.16
	Quarter Ended
	September 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,183	$2,342	$3,841	$0.16
Add loss on sale of purchased home equity portfolio	118	45	73	—
Non-GAAP basis	$6,301	$2,387	$3,914	$0.16
	Quarter Ended
	June 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,434	$2,566	$3,868	$0.16
Less realized gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Non-GAAP basis	$5,506	$2,233	$3,273	$0.14

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Year to Date
	June 30, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$17,669	$4,629	$13,040	$0.52
Less unrealized gain on equity securities	(383)	(103)	(280)	(0.01)
Less gain on exchange of investment in Northeast Retirement Service	(653)	(169)	(484)	(0.02)
Less gain on sale of property, plant and equipment	(271)	(70)	(201)	(0.01)
Non-GAAP basis	$16,362	$4,287	$12,075	$0.48
	Year to Date
	June 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$15,674	$4,319	$11,355	$0.47
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Less gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Add reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Non-GAAP basis	$9,853	$3,928	$5,925	$0.25

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited)	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Performance Ratios (annualized)

Diluted EPS:
GAAP	$0.26	$0.27	$0.05	$0.16	$0.16
Non-GAAP	$0.25	$0.24	$0.16	$0.16	$0.14

Return on average assets (ROAA):
GAAP	0.98%	1.01%	0.20%	0.60%	0.62%
Non-GAAP	0.93%	0.91%	0.60%	0.61%	0.53%

Return on average equity (ROAE):
GAAP	6.47%	6.68%	1.28%	3.80%	3.88%
Non-GAAP	6.14%	6.04%	3.93%	3.87%	3.29%

Return on average tangible common equity (ROATCE) (1) (3):
GAAP	6.63%	6.84%	1.31%	3.90%	3.99%
Non-GAAP	6.29%	6.19%	4.03%	3.97%	3.37%

Efficiency ratio (2) (3):
GAAP	61%	62%	68%	68%	64%
Non-GAAP	62%	65%	67%	67%	67%

(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2) Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income.

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See pages 14 for reconciliation of Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Year to Date
	June 30, 2018	June 30, 2017
Performance Ratios (annualized)

Diluted EPS
GAAP	$0.52	$0.47
Non-GAAP	0.48	0.25

Return on average assets (ROAA)
GAAP	0.99%	0.92%
Non-GAAP	0.92%	0.48%

Return on average equity (ROAE)
GAAP	6.58%	5.78%
Non-GAAP	6.09%	3.02%

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	6.74%	5.94%
Non-GAAP	6.24%	3.10%

Efficiency ratio (2) (3)
GAAP	61%	61%
Non-GAAP	63%	71%
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 15 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Asset Quality
Non-performing Assets	$13,898	$13,319	$12,779	$13,898	$12,779
Non-performing Assets/ Total Assets	0.51%	0.50%	0.51%	0.51%	0.51%
Allowance for Loan Losses/ Total Loans	0.89%	0.92%	0.97%	0.89%	0.97%
Net Charge-offs (Recoveries)	$161	$232	$76	$393	$8
Annualized Net Charge-offs (Recoveries)/ Average Loans	0.03%	0.04%	0.01%	0.04%	—%
Allowance for Loan Losses/ Nonperforming Loans	196%	209%	158%	196%	158%

Capital/Other
Common shares outstanding	26,874,071	26,861,521	26,860,988
Book value per share	$14.90	$14.72	$14.79
Tangible book value per share	$14.54	$14.37	$14.42
Tangible Common Equity/Tangible Assets (1) (2)	14.31%	14.51%	15.47%
Full-time Equivalent Employees	245	246	230
(1) Tangible common equity equals total equity less goodwill and core deposit intangibles. Tangible assets equals total assets less goodwill and core deposit intangibles.

(2) Tangible common equity/tangible assets is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management believes that this non-GAAP measure is meaningful because it is standard practice for companies in the banking industry to disclose this measure. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.